             Exhibit 24.1
                                           LIMITED POWER OF ATTORNEY

        Know all by these presents, that the undersigned hereby constitutes and appoints John F. Fairbanks,
Vice President, Chief Financial Officer and Treasurer of Aspen Aerogels, Inc.
(the "Company") and Susan
W. White, Vice President, Finance and Corporate Strategy of the Company,  and
John Rudy, John Condon
and Esther Cho, each of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., signing singly, with full
power of substitution, the undersigned's true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the undersigned's capacity as a director of the
Company, the initial Form 3 and the initial Forms 4 to be filed in connection with the Company's initial
public offering (collectively, the "Initial Section 16 Filings") in accordance with Section 16(a) of the
Securities Exchange Act of 1934 and the rules thereunder; and

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or
desirable to complete and execute the Initial Section 16 Filings and timely file such forms with the United
States Securities and Exchange Commission (the "SEC") and any stock exchange or similar authority.

        The undersigned hereby grants to each such attorney-in-fact full power and authority to do and
perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of
any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or
could do if personally present, with full power of substitution or revocation, hereby ratifying and
confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully
do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The
undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of
the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to
comply with Section 16 of the Securities Exchange Act of 1934.

        This Power of Attorney shall remain in full force and effect until the
Initial Section 16 Filings have
been filed with the SEC, unless earlier revoked by the undersigned in a signed writing delivered to the
foregoing attorneys-in-fact.

        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed this
10 day of June, 2014.

By: /s/ Mark L. Noetzel

Name: Mark L. Noetzel